Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-161993, 333-134730, 333-76817, 333-41863, and 333-175406) of Mechanical Technology, Incorporated of our report dated March 27, 2012 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Albany, New York
March 27, 2012